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                    ARTICLES OF AMENDMENT AND RESTATEMENT
                                      OF
                               GEMINI II, INC.
         (under Section 2-609 of Corporations and Association Article)


Gemini II, Inc., a Maryland corporation having its principal office in Baltimore, Maryland and having its resident agent located in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

         FIRST: The Charter of the Corporation is hereby amended and restated in full by striking out Articles First through Tenth and inserting in lieu thereof the following:

            "FIRST: The undersigned, Raymond J. Klapinsky, whose post office address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355 and being at least eighteen years of age, does hereby cause to be filed these Articles of Incorporation for the purpose of forming a Corporation under the General Corporation Law of the State of Maryland.

            SECOND:  The name of the Corporation is Gemini II, Inc.

            THIRD: The purpose for which the Corporation is formed is to operate as an open-end investment company and to exercise all of the powers and to do any and all of the things as fully and to the same extent as any other Corporation incorporated under the laws of the State of Maryland, now or hereinafter in force.

         FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is:

            c/o Mr. James E. Baker, Esquire
            CSC
            Lawyers Incorporating Service Company
            11 East Chase Street, Suite 9E
            Baltimore, MD  21202

            The name and post office address of the initial resident agent of the Corporation is:

            c/o Mr. James E. Baker, Esquire
            CSC
            Lawyers Incorporating Service
            11 East Chase Street, Suite 9E
            Baltimore, MD  21202
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            FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of stock, with a par value of one dollar ($1.00) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of Thirty Million Dollars ($30,000,000).

            Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of Common Stock of the Corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration as may be fixed from time to time pursuant to the direction of the Board of Directors.

            Each share shall have equal rights with each other share with respect to the assets of the Corporation. The dividends payable to the holders of shares (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to Common Stock shall apply without discrimination to the shares of stock.

            The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, shall be voted in the aggregate. Holders of shares of stock of the Corporation shall not be entitled to cumulative voting in the election of Directors or on any other matter.

            The affirmative vote of the holders of two-thirds of the Corporation's shares shall be necessary to the adoption of (a) any amendment of these Articles of Incorporation or of the By-Laws of the Corporation that would alter or change the rights or preferences of the Corporation's shares so as to affect such shares adversely, or would increase or decrease the amount of authorized shares or would increase or decrease the par value thereof, (b) any proposal for voluntary liquidation or dissolution of the Corporation, and (c) any proposal for a merger or consolidation of the Corporation with or into any other corporation. As to all other matters put to a shareholder vote, the holders of a majority of the Corporation's outstanding shares shall constitute a quorum of such shares, and the approval of a majority of the shares so present shall be required.

            The shares of the Corporation shall have the following powers, preferences and participating, voting, or other special rights and the qualifications, restrictions, and limitations thereof shall be as follows:

                  1. The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash; provided, such dividends or distributions

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      shall be paid only out of earnings, surplus, or other lawfully available assets of the Corporation.

                  2. The Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability to the Corporation for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

                  3. In the event of the liquidation or dissolution of the Corporation, the holders of the shares of Common Stock shall be entitled to receive a distribution of their pro rata share of the Corporation's net assets after all liabilities have been paid and provided for.

                  4. The holders of the shares of Common Stock or other securities of the Corporation shall have no pre-emptive rights to subscribe to new or additional shares of its Common Stock or other securities.

               SIXTH: The number of Directors of the Corporation shall be such number as may from time to time be fixed by the By-Laws of the Corporation or pursuant to authorization contained in such By-Laws; provided, notwithstanding anything herein to the contrary, the Board of Directors may not be fixed at a number less than eight. The name of the Directors who shall act as such until successors are duly chosen and qualify are:
      John C. Bogle, John J. Brennan, Robert E. Cawthorn, Barbara B. Hauptfuhrer, Bruce K. MacLaury. Burton G. Malkiel, Alfred M. Rankin, Jr., John C. Sawhill, James O. Welch, Jr. and J. Lawrence Wilson.

               SEVENTH: The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatever.

               EIGHTH: The following provisions pertain to the management of the Corporation's business and the conduct of its affairs:

                  1. The Board shall have the power to fix an initial offering price for the shares which shall yield to the Corporation not less than the par value thereof, at which price the shares of the Common Stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Corporation not less than the par value thereof from sales of the shares of its Common Stock; provided, however, that no shares of the Common Stock of the Corporation shall be issued or sold for a consideration which shall yield to the Corporation less than the net


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      asset value of such shares determined as hereinafter provided, as of the business day on which such shares are sold, or at such other times set by the Board of Directors, except in the case of a dividend properly declared and payable.

            The net asset value of the property and assets of the Corporation shall be determined at such times as the Board of Directors may direct, by deducting from the total appraised value of all of the property and assets of the Corporation, determined in the manner hereinafter provided, all debts, obligations and liabilities of the Corporation (including, but without limitation, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise).

            In determining the total appraised value of all the property and assets of the Corporation:

                              (a) Securities owned shall be valued at market
            value or, in the absence of readily available market quotations, at fair value as determined in good faith by or as directed by the Board of Directors in accordance with applicable statutes and regulations.

                              (b) Dividends declared but not yet received, or
            rights, in respect of securities which are quoted ex-dividend or ex-rights, shall be included in the value of such securities as determined by or pursuant to the direction of the Board of Directors on the day the particular securities are first quoted ex-dividend or ex- rights, and on each succeeding day until the said dividends or rights are received and become part of the assets of the Corporation.

                              (c) The value of any other assets of the
            Corporation (and any of the assets mentioned in paragraphs (a) or (b), in the discretion of the Board of Directors in the event of a national financial emergency, as hereinafter defined) shall be determined in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

         The net asset value of each share of the Common Stock of the Corporation shall be determined by dividing the total market value of the property and assets of the Corporation by the total number of shares of its Common Stock then issued and outstanding, including any shares sold by the Corporation up to and including the date as of which such net asset value is to be determined, whether or not certificates therefore have actually been issued. In case the net asset value of each share so determined shall include a fraction of one cent, such net asset value of each share shall be adjusted to the nearest full cent.

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      For the purpose of these Articles of Incorporation, a "national financial emergency" is defined as the whole or any part of any period (i) during which the New York Stock Exchange is closed, other than for customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities it owns is not reasonably practicable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. The Board of Directors may, in its discretion, declare the suspension described in
      (iv) above at an end. Other suspensions relating to a national financial emergency shall terminate, as the case may be, on the first business day on which said Stock Exchange shall have opened or the period specified in
      (ii) or (iii) shall have expired. In the absence of an official ruling by said Commission or succeeding authority on such a matter, the determination of the Board of Directors shall be conclusive.

                  2. To the extent permitted by law, and except in the case of a national financial emergency, the Corporation shall redeem shares of its Common Stock from its stockholders upon request of the holder thereof received by the Corporation or its designated agent during business hours of any business day, provided that such request must be accompanied by surrender of outstanding certificate or certificates for such shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such shares (or, on such request in the event no certificate is outstanding) by, or pursuant to the direction of the Board of Directors of the Corporation, and accompanied by proper stock transfer stamps. Shares redeemed upon any such request shall be purchased by the Corporation at the net asset value of such shares determined in the manner provided in Paragraph (l) of this Article Eighth, as of the close of business on the business day during which such request was received in good order by the Corporation.

      Payments for shares of its Common Stock so redeemed by the Corporation shall be made from assets of the Corporation in cash, except payment for such shares may, at the option of the Board of Directors, or such officer or officers as they may duly authorize for the purpose in their complete discretion, be made from the assets of the Corporation in kind or partially in cash and partially in kind. In case of any payment in kind the Board of Directors, or their delegate, shall have absolute discretion as to what security or securities of the Corporation shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the current net asset value of the Fund's shares, provided that any


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      stockholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the Investment Company Act of l940 shall receive cash.

      Payment for shares of its Common Stock so redeemed by the Corporation shall be made by the Corporation as provided above within seven days after the date which such shares are deposited; provided, however, that if payment shall be made by delivery of assets of the Corporation, as provided above, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered may be made, but not necessarily within such seven day period.

      The right of any holder of shares of the Common Stock of the Corporation to receive dividends thereon, and all other rights of such stockholder with respect to the shares so redeemed by the Corporation, shall cease and determine from and after the time as of which the purchase price of such shares shall be fixed as provided above, except that such stockholder shall be entitled to receive payment for the redeemed shares as provided for herein.

            NINTH: Except as otherwise provided in Article Fifth, the Corporation expressly reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation.

            TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except where such power is reserved to shareholders.

            ELEVENTH: To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

      The Corporation shall indemnify and advance expenses of its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

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      No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      References to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No further amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

            TWELFTH: In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940;"

      SECOND: This Amendment and Restatement of the Corporation's Articles of Incorporation has been advised and approved by a majority of the entire Board of Directors and has been approved by the stockholders; and

      THIRD: The provisions set forth in this Amendment and Restatement of the Corporation's Articles of Incorporation are all the provisions of the charter currently in effect.

            IN WITNESS WHEREOF, the undersigned incorporator of Gemini II, Inc. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

      Dated this ___ day of ______________, 1997 .


                                                 Raymond J. Klapinsky


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